EXHIBIT (21)   SUBSIDIARIES OF THE REGISTRANT

NAME                                              STATE OF INCORPORATION
- ----------------------------------------------    --------------------------

Alanco Environmental Services, Inc.               Nevada

Alanco Environmental Manufacturing, Inc.          Nebraska

Alanco Financial Services Corp.                   Nevada

Alanco Environmental Technology                   People's Republic of China
     (Beijing) Co. Ltd.

Fry Guy Inc.                                      Nevada

Unique Systems, Inc.
     dba National Affiliated Adjustment Company   Nevada